Exhibit 99.1

Vista Outdoor Appoints Eric Nyman as CEO of Outdoor Products Segment

Nyman, previously chief operating officer and president of Hasbro Inc., takes over the Outdoor Products segment on Aug. 21 and will lead the new Outdoor Products Company following a planned separation later this year.

Nyman and Sporting Products CEO Jason Vanderbrink will be elevated to the Vista Outdoor Board of Directors.

Gary McArthur, interim CEO of Vista Outdoor, will remain focused on the planned separation and retain that title until the split, will then become chairman of the board of the new Outdoor Products Company.

ANOKA, Minn., July 21, 2023 — Vista Outdoor Inc. (NYSE: VSTO), the parent company of 41 renowned brands that design, manufacture and market sporting and outdoor lifestyle products to consumers around the globe, today announced its Board of Directors has appointed Eric Nyman as CEO of the company’s Outdoor Products segment and a member of the board, effective Aug. 21.

Nyman, who has more than 30 years in the consumer products industry, joins Vista Outdoor from Hasbro Inc., where he most recently served as president and chief operating officer. At Hasbro, he was responsible for all aspects of Hasbro’s business, including innovation, e-commerce, operations, media and marketing, strategic planning, and organizational culture and leadership. Nyman’s time at Hasbro supported significant value creation driven by e-commerce and consumer direct transformation, integration of digital technology into traditional consumer products, media partnerships and global brand building.

“I am honored to join Vista Outdoor as the CEO of the Outdoor Products segment and a member of the Vista Outdoor Board of Directors,” Nyman said. “It’s an incredible opportunity to lead an iconic portfolio while also joining a purpose-driven company with a compelling mission that connects people to the outdoors in deeper and more meaningful ways. The planned separation to unlock shareholder value will generate momentum for our people, brands and shareholders. I look forward to partnering with our teams, the board and external stakeholders in the days and months ahead as we take Vista Outdoor, the Outdoor Products segment and our brands to new heights.”

Nyman has experience in the outdoor industry, serving in brand management and marketing roles for outdoor apparel and footwear brand Timberland. Nyman currently serves on the Virginia Wesleyan University Board of Trustees and previously sat on the Board of the Roger Williams Park Historical Foundation.

“Eric Nyman is a seasoned executive with extensive leadership, operational and marketing experience,” Michael Callahan, chairman of the Vista Outdoor Board of Directors said. “He is a visionary thinker who is fit to launch and lead the Outdoor Products Company. His unique background and skillset, combined with our company’s unmatched portfolio of iconic brands, resilient operating model and strong balance sheet, positions Outdoor Products to deliver compelling value for our shareholders. I look forward to welcoming Eric in the coming weeks.”

Update on Outdoor Products Company

Following the separation, Nyman will oversee the new Outdoor Products Company, whose name and branding will be announced soon. He also will serve as a director on the Outdoor Products Company board of directors. Outdoor Products will be an industry-leading, diversified platform of iconic outdoor brands, including CamelBak, Bell, Giro, Camp Chef, Bushnell, Bushnell Golf, Foresight Sports, Fox Racing, Simms Fishing Products, Stone Glacier, QuietKat and more.

With its portfolio of well-known brands, deep customer relationships, operational expertise and shared financial resources, Outdoor Products will be a leading provider of innovative products for outdoor enthusiasts around the globe. Outdoor Products will serve consumers in a diverse and fast-growing set of categories with more than 168 million outdoor recreation participants, and growing.

Outdoor Products will be led by Nyman and a dedicated management team that he will hire in the coming months. The new company will be better positioned to focus on capturing value in distribution channels, supply chain management and logistics. Outdoor Products’ capital allocation strategy will prioritize growth through the strategic acquisition of complementary outdoor businesses, opportunistic share repurchases, as well as reinvestment in organic growth through new product development, marketing and expanded e-commerce and international sales.

Board of Director Appointments

The Vista Outdoor Board of Directors will expand to include the CEOs of each segment, with the additions of Nyman and Sporting Products CEO Jason Vanderbrink, who was elevated to segment CEO in April 2023. Their appointments will enhance continuity and increase readiness for each segment ahead of the planned separation in calendar year 2023.

Gary McArthur will continue serving on the board and as interim CEO of Vista Outdoor until the planned separation later this year. McArthur, whose focus will be completing the separation of Vista Outdoor’s Sporting Products and Outdoor Products segments in calendar year 2023, will become Chair of the Outdoor Products Company upon completion of the planned separation.

“Eric Nyman is an excellent choice to lead Outdoor Products as a standalone company,” McArthur said. “My focus is supporting Eric and Jason as we enter the home stretch of the planned separation. It has been an honor serving Vista Outdoor and our employees as interim CEO and I look forward to continued collaboration with the leadership teams during the transition and upon my return to the board as an independent director and chairman.”

“The board is appreciative of Gary’s willingness to step in and remain as interim CEO,” Callahan said. “In a short time, he’s taken decisive actions to control costs, improve profitability and prepare each company for the planned separation. We are grateful for Gary’s continued service during the transition and beyond.”

Nyman and Vanderbrink will report to the Vista Outdoor Board of Directors.

Separation Update

On May 5, 2022, Vista Outdoor announced that the company plans to separate its Outdoor Products and Sporting Products segments into two independent, publicly traded companies. The company expects to create these companies through a tax-free spin-off of its Outdoor Products segment to Vista Outdoor shareholders.

The company is on track to execute the separation in calendar 2023. The Form 10 has been confidentially submitted to the Securities and Exchange Commission (SEC).

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About Vista Outdoor Inc.
Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. Brands include Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fox Racing, Bell Helmets, Camp Chef, Giro, Simms Fishing, QuietKat, Stone Glacier, Federal Ammunition, Remington Ammunition and more. Our reporting segments, Outdoor Products and Sporting Products, provide consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. As Vista Outdoor announced in 2022, the company is separating its Outdoor Products and Sporting Products segments into two independent, publicly traded companies. For news and information, visit our website at www.vistaoutdoor.com.

Forward-Looking Statements
Some of the statements made and information contained in this Press Release, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: our plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the separation of our Outdoor Products and Sporting Products segments, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the transaction may not achieve some or all of any anticipated benefits with respect to either business and that the transaction may not be completed in accordance with our expected plans or anticipated timelines, or at all; impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions; supplier capacity constraints, production or shipping disruptions or quality or price issues affecting our operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; our ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; our competitive environment; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to maintain and enhance brand recognition and reputation; others’ use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the COVID-19 pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers. You are cautioned not to place undue reliance on any forward-looking statements we make. A more detailed description of risk factors that may affect our operating results can be found in Part 1, Item 1A, Risk Factors, of our Annual Report on Form 10-K for fiscal year 2022 and in the filings we make with Securities and Exchange Commission (the “SEC”) from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.

Investor Contact:
Tyler Lindwall
Phone: 612-704-0147
Email: investor.relations@vistaoutdoor.com

Media Contact:
Eric Smith
Phone: 720-772-0877
Email: media.relations@vistaoutdoor.com